QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Financial statement schedule

Valuation and qualifying accounts

YEAR ENDED JUNE 30, 2005

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$100,000	$50,000	$—	$150,000	$—

SIX MONTHS ENDED DECEMBER 31, 2005

Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$—	$—	$—	$—	$—

YEAR ENDED DECEMBER 31, 2006

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$—	$75,000	$—	$—	$75,000

YEAR ENDED DECEMBER 31, 2007

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts	Column D— Deductions	Column E— Balance at end of period
Allowance for doubtful accounts	$75,000	$83,000	$—	$8,000	$150,000

QuickLinks

  Exhibit 99.1
Financial statement schedule Valuation and qualifying accounts